Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this current report on Form 8-K/A of Bank First Corporation of our report dated February 14, 2022 (except for Notes 12 and 15, as to which the date is March 15, 2022), relating to our audit of the consolidated financial statements of Denmark Bancshares, Inc. and Subsidiaries as of and for the years ended December 31, 2021 and 2020 appearing in Exhibit 99.2 to this current report on Form 8-K/A.

We further consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-228989, 333-229958, and 333-237110) and Form S-3 (333-239124) of Bank First Corporation of our report dated February 14, 2022 (except for Notes 12 and 15, as to which the date is March 15, 2022), with respect to the consolidated financial statements of Denmark Bancshares, Inc. and Subsidiaries as of and for the years ended December 31, 2021 and 2020 appearing in this current report on Form 8-K/A.

/s/ Plante & Moran, PLLC

Chicago, Illinois

September 9, 2022